UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 29, 2023

SmileDirectClub, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39037	83-4505317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

414 Union Street Nashville, Tennessee	37219
(Address of Principal Executive Offices)	(Zip Code)

(800) 686-4010
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol (s)	Name of Each Exchange on Which Registered
Class A common stock, par value $.0001 per share	SDC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

DIP Credit Agreement

Subject to the approval of the U.S. Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”), SmileDirectClub, Inc. (the “Company”), SDC Financial LLC (the “Borrower”, together with the Company and certain of the Company’s subsidiaries, the “Debtors”), the lenders from time to time party thereto (each, a “DIP Lender” and together the “DIP Lenders”), and Cluster Holdco LLC, as administrative agent for the DIP Lenders (in such capacity, the “Administrative Agent”) and as collateral agent for the DIP Lenders (in such capacity, the “Collateral Agent”) have entered into a senior secured superpriority delayed‑draw debtor-in-possession term loan facility (the “DIP Credit Agreement”) in an aggregate principal amount of up to $80,000,000 (the “DIP Facility”), subject to the terms and conditions set forth therein. The DIP Facility is comprised of (a) upon entry of an interim order of the Bankruptcy Court approving the DIP Facility (the “Interim DIP Order”), up to $30,000,000 (the “Interim Amount”), consisting of (i) $20,000,000 of Initial Draw T-1 Loans, made immediately available to the Debtors, and (ii) up to $10,000,000 of Accordion Loans, and (b) upon entry of a final order of the Bankruptcy Court approving the DIP Facility (the “Final DIP Order”), up to $50,000,000 of additional DIP Loans, consisting of (i) $30,000,000 of Delayed Draw T-2 Loans, made available to the Debtors by the DIP Lenders if the Delayed‑Draw Condition is met, (ii) up to $15,000,000 of additional Accordion Loans, and (iii) a roll-up of $5,000,000 (the “Roll-Up Amount”) of the outstanding principal balance under the Debtors’ prepetition revolving credit agreement (the “Roll-Up”). Capitalized terms used but not otherwise defined in this “DIP Credit Agreement” section of this Current Report on Form 8-K have the meanings given to them in the DIP Credit Agreement attached as an exhibit to this report.

Borrowings under the DIP Facility would be senior secured obligations of the Debtors, except for certain customary excluded collateral, and guaranteed by each Guarantor. The DIP Credit Agreement has various customary covenants. The DIP Facility accrues interest that is paid in kind monthly at a rate of 17.5% and has a scheduled maturity date of December 29, 2023 that may be extended in certain circumstances. Subject to the terms therein, the proceeds of all or a portion of the proposed DIP Credit Agreements may be used for, among other things, administration of the Debtors’ cases pending before the Bankruptcy Court (the “Chapter 11 Cases”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) and funding the Debtors’ operations.

The DIP Credit Agreement is subject to approval by the Bankruptcy Court, which has not been obtained at this time. The Debtors are seeking (i) interim approval of the DIP Facility and availability of a portion of the DIP Facility in the amount of not less than $20 million at an interim hearing in the Bankruptcy Court, contemplated to occur on or about October 2, 2023 and (ii) final approval at a final hearing in the Bankruptcy Court.

The DIP Facility provides the framework for a proposed “toggle” chapter 11 plan (the “Plan”). The Plan, as contemplated by the DIP Facility, will allow the Debtors to pursue a value-maximizing going-concern sale of all or substantially all of their equity under a plan of reorganization (the “Sale Plan”) and, absent interest in a going-concern transaction between the commencement of the Chapter 11 Cases on September 29, 2023 (the “Petition Date”) and November 28, 2023, to pivot to an orderly and expeditious liquidation of the Debtors’ estates (the “Liquidating Plan”). The DIP Facility is subject to $2,500,000 minimum liquidity covenant, to be used to fund a wind-down budget for the Liquidating Plan.

The foregoing description of the DIP Credit Agreement and the DIP Facility does not purport to be complete and is qualified in its entirety by reference to the final, executed DIP Credit Agreement attached as an exhibit to this report.

Forbearance Agreement and Term Sheet

On September 29, 2023, SDC U.S. SmilePay SPV (“SDC SVP”), SmileDirectClub, LLC (“SDC LLC”) and SDC Financial LLC entered into a Forbearance Agreement (the “Forbearance Agreement”) and Restructuring Plan Term Sheet (“Term Sheet”) with certain of its lenders (the “Forbearance Lenders”) in connection with that certain Loan Agreement by and among SDC SVP as borrower, SDC LLC as seller and servicer, HPS Investment Partners, LLC (“HPS”) as administrative agent and collateral agent, and the lenders from time to time party thereto (the “HPS Loan Facility”).

As set forth in the Term Sheet attached to Exhibit 10.2 and incorporated into the Forbearance Agreement:

•the Debtors must provide notice to HPS and the lenders under the HPS Loan Facility of any cash releases and confirmation of satisfaction of release conditions;

•the Debtors must deliver weekly certificates demonstrating the permitted loan balance calculation and reporting required under the DIP Facility;

•the Debtors must make additional cash deposits into the HPS cash reserve account on a weekly basis based on the permitted loan balance calculation;

•within 10 days of the Petition Date, the Debtors must novate and amend the third-party servicing agreement for the HPS Loan Facility;

•within 30 days of the Petition Date, the Debtors must deliver a draft Liquidating Plan satisfactory to the lenders under the HPS Loan Facility; and

•if the Debtors do not emerge from chapter 11 within 90 days of the Petition Date, the permitted loan balance advance rate shall be reduced from 85% to 82.5% on the 90th day following the Petition Date and further reduced by an additional 2.5% at the expiration of each subsequent 30-day period.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Forbearance Agreement and Term Sheet, copies of which are filed herewith as Exhibit 10.2 and are incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K regarding the DIP Credit Agreement is incorporated herein by reference.

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 2, 2023, the Company received written notice from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that in accordance with Nasdaq Listing Rules 5101, 5110(b) and IM-5101-1, Nasdaq had determined that the Company’s securities will be delisted from Nasdaq.

Trading of the Company’s common stock will be suspended at the opening of business on October 4, 2023, and Nasdaq will file a Form 25-NSE with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on Nasdaq. The Company expects that following the suspension of trading on October 4, 2023, trading of the Company's securities will thereafter occur in the over-the-counter OTC Markets system.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. All statements other than statements of historical facts may be forward-looking statements. Forward-looking statements generally relate to future events and include, without limitation, projections, forecasts and estimates about possible or assumed future results of the Company’s business, financial condition, liquidity, results of operations, plans, and objectives. Some of these statements may include words such as “expects,” “anticipates,” “believes,” “estimates,” “targets,” “plans,” “potential,” “intends,” “projects,” and “indicates.”

Although they reflect the Company’s current, good faith expectations, these forward-looking statements are not a guarantee of future performance, and involve a number of risks, uncertainties, estimates, and assumptions, which are difficult to predict. Some of the factors that may cause actual outcomes and results to differ materially from those expressed in, or implied by, the forward-looking statements include, but are not necessarily limited to: the Company’s ability to complete a successful marketing process and obtain additional debtor-in-possession financing; the Company’s ability to negotiate and execute a on potential transaction; the finalization of the Company’s quarterly and annual financial statements; completion of standard annual-close processes; the impact of filing the Chapter 11 Cases, including on ongoing business and relationships with the Company’s customers, suppliers, vendors, etc.; the current noncompliance with the Nasdaq Listing Rules and the Company’s plans to regain compliance with the rules; the Company’s ability to address the convertible notes that mature in February 2026 and continue as a going concern;; the findings of the Company’s internal investigations; the effectiveness of the Company’s internal control over financial reporting and disclosure controls and procedures, and the potential for additional material weaknesses in the Company’s internal controls over financial reporting or other potential weaknesses of which the Company is not currently aware or which have not been detected; the impact of litigation and regulatory proceedings; the impact and timing of any cost-savings measures; the termination or modification of current contracts; the duration, severity and impact of the coronavirus pandemic; laws and regulations governing remote healthcare and the practice of dentistry; the Company’s relationships with vendors; and other factors described in the Company’s filings with the Securities and Exchange Commission, including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*
Superpriority Senior Secured Debtor-In-Possession Credit Agreement, among SDC Financial LLC, SmileDirectClub, Inc., Cluster Holdco LLC and each other person from time to time party thereto as a lender and Cluster Holdco LLC, dated as of September 29, 2023.

10.2
Forbearance Agreement, among SDC U.S. SmilePay SPV, SDC Financial, LLC, SmileDirectClub, LLC and certain of their subsidiaries, HPS Investment Partners, LLC, as collateral agent and administrative agent and the lenders from time to time party thereto, dated as of September 29, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*The Company has redacted provisions or terms of this Exhibit pursuant to Item 601(b)(10)(iv) of Regulation S-K or has omitted certain exhibits and schedules to this Exhibit pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish an unredacted copy of such Exhibit, or a copy of any omitted schedule or exhibit, to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMILEDIRECTCLUB, INC.

Date: October 2, 2023	By: /s/ Troy Crawford
Troy Crawford
Chief Financial Officer